Strategic Environmental & Energy Resources, Inc. 8-K

Exhibit 99.1

FOR IMMEDIATE RELEASE
May 30, 2014            OTC: SENR

Strategic Environmental & Energy Resources, Inc. Appoints Richard Schaeffer to Its Board of Advisors

DENVER, CO--(Marketwired - May 30, 2014) - Strategic Environmental & Energy Resources, Inc. (SEER) (PINKSHEETS: SENR), a leading provider of next-generation clean technologies, renewable fuel and waste management innovative solutions, is pleased to announce that Richard Schaeffer has joined SEER's Board of Advisors effective June 1, 2014. Schaeffer brings to the Company extensive experience and a broad network of contacts in the financial markets as well as the energy industry. He has held a variety of positions with both NYMEX and Montreal Exchanges including those of Treasurer, Director, Vice Chairman and Chairman. Schaeffer was Chairman of the NYMEX from 2006 to 2008 and has been a seat owner on the NYMEX since 1981. He has served as a Director of CMEG NYMEX Holdings, Inc.; Imarex NOS ASA; Liquid Holdings Group, LLC; and Magic Jack VocalTec Ltd. He also held a seat on the Board of Directors of the University of Maryland's Robert H. Smith School of Business and was a Member of the Board of Directors of the Juvenile Diabetes Foundations. He was a Director of Bourse de Montreal, Inc. and currently serves as a Director of Sacred Heart University and the Chairman of its Investment Committee. Mr. Schaeffer earned a B.S. from the University of Maryland in 1974.

"Richard Schaeffer's vast experience and expertise in the financial markets and energy industries will add significantly to SEER's efforts to advance the Company's objectives and expand our corporate governance personnel. We are extremely proud to have him join us," said J. John Combs III, CEO and Chairman of SEER.

"John Combs and I have spent a lot of time together and I carefully evaluated the Company and its potential before deciding to join as an advisor. I believe SEER has tremendous potential to make positive differences in many environmental and energy sectors and I look forward to working with the Company," said Schaeffer.

For more information about the Company visit: www.seer-corp.com

 About Strategic Environmental & Energy Resources, Inc.

Strategic Environmental & Energy Resources, Inc. (SEER) identifies, secures, and commercializes patented and proprietary environmental clean technologies in several multibillion dollar sectors (including oil & gas, renewable fuels, and all types of waste management, both solid and gaseous) for the purpose of either destroying/minimizing hazardous waste streams more safely and at lower cost than any competitive alternative, and/or processing the waste for use as a renewable fuel for the benefit of the customers and the environment. SEER has three wholly-owned operating subsidiaries: REGS, LLC; Tactical Cleaning Company, LLC; MV Technologies, LLC; and two majority-owned subsidiaries: Paragon Waste Solutions, LLC; and ReaCH4biogas ("Reach").

For more information about the Company visit: www.seer-corp.com

Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates," and other terms with similar meaning. Specifically, statements about demand for, and effectiveness of, the Company's products and services are forward looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. Statements in the press release regarding the impact of the Company's appointment of Mr. Schaeffer as an advisor and any related comments are forward-looking statements. The information contained in such statements is beyond the ability of the Company to control, and in many cases the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

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Contact:

J. John Combs III
Chief Executive Officer
720-460-3522

Jay Pfeiffer
Pfeiffer High Investor Relations, Inc.
Email Contact
303-393-7044